QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.1

FORM OF SHARE SUBSCRIPTION AGREEMENT

by and between
KKR FINANCIAL HOLDINGS LLC

and

the Party Signatory Hereto

Dated as of August     , 2007

i

Section 6.7	Fees and Expenses	6
Section 6.8	Successors and Assigns	6
Section 6.9	Governing Law	6
Section 6.10	Jurisdiction	6
Section 6.11	Waiver Of Jury Trial	7
Section 6.12	Entire Agreement	7
Section 6.13	Effect of Headings and Table of Contents	7
Section 6.14	Severability	7
Section 6.15	Counterparts; Third Party Beneficiaries	7

ii

        SHARE SUBSCRIPTION AGREEMENT dated as of August     , 2007 (this “Agreement”) between KKR Financial Holdings LLC, a Delaware limited liability company (the “Company”) and the party signatory hereto (the “Purchaser”).

BACKGROUND

        The Company has proposed to offer and sell Common Shares pursuant to a rights offering (the “Rights Offering”) whereby each holder of Common Shares as of August 30, 2007 (the “Record Date”), shall be offered 0.19430 non-transferable rights (for each Common Share held by such holder) (each, a “Right”, and collectively, the “Rights”) to receive, upon payment of the $14.40 per share subscription price, one Common Share.

        The Purchaser wishes to subscribe for and purchase, and the Company, desires to issue and sell, a certain portion of the Unsubscribed Shares (as defined below) (the “Shares”), on the terms and subject to the conditions set forth herein.

        In consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are herby acknowledged, the parties herby agree as follows:

ARTICLE I

THE SHARES

        The Shares shall be issued to the Purchaser pursuant to Article II hereof and shall be subject to the terms and provisions of the Amended and Restated Operating Agreement of the Company, dated as of May 3, 2007.

ARTICLE II

PURCHASE AND SALE

        Section 2.1    Purchase and Sale.    Upon the terms and subject to the conditions of this Agreement the Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company the aggregate number of Common Shares equal to the product of (x) a total number of Common Shares equal to 18,750,000 minus the number of Common Shares subscribed for and purchased pursuant to the Rights Offering and purchased on or before September 24, 2007 (the “Unsubscribed Shares”) (provided, that in no event shall the total number of Unsubscribed Shares set forth in this clause (x) exceed 6,944,444 Common Shares), which number shall be set forth in a Section 6.1 Notice (as defined below) and (y) the pro rata percentage (the “Pro Rata Percentage”), which percentage is calculated by dividing the numeral one by the total number of purchasers agreeing to acquire a portion of the Unsubscribed Shares on the date hereof or such other percentage that may otherwise be agreed to by the Company and each of the purchasers agreeing to acquire a portion of the Unsubscribed Shares on the date hereof; provided, that in no event shall the Purchaser acquire more than 1% of the outstanding Common Shares of the Company. Each such Common Share shall be purchased by the Purchaser for a purchase price equal to $14.40 per share (the “Purchase Price”).

        Section 2.2    Payment of Purchase Price; Closing.    The Company will deliver the Shares to the Purchaser, against payment by or on behalf of the Purchaser of the purchase price therefor (as set forth above in Section 2.1) by wire transfer in immediately available funds to the account designated by the Company on Annex A. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on October 2, 2007, or, if the Section 6.1 Notice is not delivered to the Purchaser on or before September 25, 2007, date of such delivery and payment shall be on the fifth New York

Business Day (as defined below) following receipt of the Section 6.1 Notice by the Purchaser (such time being referred to herein as the “Closing”).

        The documents to be delivered at the Closing by or on behalf of the parties hereto pursuant to this Article II and any additional documents requested by the Purchaser pursuant to this Article II, will be delivered at the Closing at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the “Closing Location”). A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Closing, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 2.2, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are generally authorized or obligated by law or executive order to close.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Purchaser as of the date hereof and as of the Closing that:

        Section 3.1    Existence and Power.    Each of the Company and its subsidiaries is duly organized and validly existing under the laws of the state of its organization and has all power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage. The Company has all power and authority to enter into and perform its obligations under this Agreement.

        Section 3.2    Capitalization.    All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights.

        Section 3.3    Authorization.    This Agreement has been duly authorized, executed and delivered by the Company. When executed and delivered by the Company and countersigned by the Purchaser, this Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles.

        Section 3.4    Valid Issuance of Shares.    The Shares have been duly authorized and issued by the Company and, when delivered against payment therefor as provided in this Agreement, (a) will be validly issued, fully paid and nonassessable, (b) will not be subject to any encumbrances, preemptive rights or any other similar contractual rights of the stockholders of the Company or any other person, and (c) the Purchaser will obtain sole record and beneficial ownership of such Shares and take good and marketable title thereto, free and clear of any liens.

        Section 3.5    Non-Contravention/No Consents.    The issue and sale of the Shares, the execution, delivery and performance by the Company of this Agreement, and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of any of the organizational or governing documents of the Company or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale the Shares or the consummation by the Company of the transactions contemplated by this Agreement.

        Section 3.6    Registered Shares.    The Company has filed a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to the Shares with the U.S. Securities and Exchange Commission (the “SEC”) on Form S-3 (the “Registration Statement”). The Shares will be listed on the New York Stock Exchange prior to issuance.

        Section 3.7    Periodic Filings; Financial Statements.    (a)     The Company has furnished or made available to the Purchaser true and complete copies of all reports or registration statements it has filed with the SEC under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”), for all periods subsequent to December 31, 2006, all in the form so filed (collectively the “Company SEC Documents”). As of their respective filing dates, the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of the Company SEC Documents contained, when filed with the SEC, and if amended, as of the date of such amendment, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC.

        (b)   The Company's financial statements, including the notes thereto, included in the Company SEC Documents (the “Company Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes and schedules thereto) during the periods involved and present fairly the Company's consolidated financial position at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). Since the date of the most recent balance sheet included in the Company Financial Statements, the Company has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

        The Purchaser represents and warrants to the Company as of the date hereof and as of the Closing that:

        Section 4.1    Existence and Power.    The Purchaser is either (a) a natural person or (b) duly organized and validly existing under the laws of the state of its organization and has all power and authority to enter into and perform its obligations under this Agreement.

        Section 4.2    Authorization.    This Agreement has been duly authorized by all necessary action on the part of the Purchaser. When executed and delivered by the Purchaser and countersigned by the Company, this Agreement shall constitute the legal, valid and binding obligation of the Purchaser (acting on behalf of the investment management client accounts it represents, if applicable) enforceable against the Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles.

        Section 4.3    Governmental Authorization.    As of the date hereof, no permit, authorization, consent or approval of or by, or any notification of or filing (including any filing under the United States

Hart-Scott-Rodino Antitrust Improvements act of 1976, as amended, and the rules and regulations promulgated thereunder) with, any person (governmental or private) is required to be obtained or made by it in connection with the execution, delivery and performance by it of this Agreement, the consummation by it of the transactions contemplated hereby or thereby, or the issuance, sale or delivery to it by the Company of the Shares.

        Section 4.4    Non-Contravention.    The execution, delivery and performance by the Purchaser of this Agreement and the consummation by it of the transactions contemplated hereby and thereby will not violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser or any of its properties.

        Section 4.5    No Brokers.    The Purchaser has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

        Section 4.6    Reliance.    The Purchaser acknowledges that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements.

ARTICLE V

CONDITIONS TO CLOSING

        Section 5.1    Conditions to the Obligations of the Company.    The obligations of the Company hereunder shall be subject to the following conditions:

          (a)   All representations and warranties and other statements of the Purchaser herein are, at and as of the Closing, true and correct; and

          (b)   The Purchaser shall have performed all of its obligations hereunder theretofore to be performed.

        Section 5.2    Conditions to the Obligations of the Purchaser.    The obligations of the Purchaser hereunder shall be subject to the following conditions:

          (a)   All representations and warranties and other statements of the Company herein are, at and as of the Closing, true and correct; and

          (b)   The Company shall have performed all of its obligations hereunder theretofore to be performed.

ARTICLE VI

MISCELLANEOUS

        Section 6.1    Unsubscribed Shares.    The Company shall promptly provide a written notice to the Purchaser (the “Section 6.1 Notice”) setting forth either (a) (i) the total whole number of Unsubscribed Shares, (ii) the total number of Unsubscribed Shares the Purchaser is bound to purchase pursuant to the terms hereof, and the aggregate purchase price thereof and (iii) the date or time after the receipt of such notice by which a wire transfer of such aggregate purchase price must be received; provided, that such date shall be no earlier than October 2, 2007 or (b) that (i) all of the Common Shares were subscribed for and purchased pursuant to the Rights Offering and (ii) the Purchaser is not required to purchase any Common Shares under the terms of this Agreement. Notwithstanding anything herein to the contrary, the Company shall provide the Section 6.1 Notice to the Purchaser no later than November 1, 2007. This Agreement shall automatically terminate on November 15, 2007 (provided, that the Purchaser has not violated any terms or provisions of this Agreement, including the payment of the aggregate purchase price for the Shares) or upon the Purchaser's receipt of a Section 6.1 Notice setting forth the information required under clause (b) of this Section 6.1.

        Section 6.2    Agreement Not to Exercise Rights.    The Purchaser hereby agrees that it shall not exercise any, or subscribe for or purchase any Common Shares that would be issuable pursuant to any, Rights which the Purchaser may receive.

        Section 6.3    Transfers.    (a)     If the Shares to be issued are not freely transferable under the Securities Act by the Purchaser following the Closing, the Company shall use its commercially reasonable efforts to cause to be declared effective under the Securities Act by the Securities and Exchange Commission, prior to the date which is one hundred eighty (180) days following the Closing, one or more registration statements (the “Shelf Registration Statement”) covering the registration of resale of such Shares by the Purchaser.

        (b)   Except for customary blackout periods of no more than 120 days in any 360-day period, the Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the expiration of the period that will terminate when all the Shares covered by the Shelf Registration Statement have been sold (the “Shelf Effectiveness Period”). The Company further agrees to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by the Purchaser of Shares with respect to information relating to such Purchaser, and to use their reasonable best efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable.

        (c)   The Company shall pay all customary registration expenses in connection with any registration pursuant to Section 6.1(a) hereof. Each Purchaser shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Purchaser's Shares pursuant to the Shelf Registration Statement.

        Section 6.4    Notices.    All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by facsimile or seven days after having been sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party:

(i)	If to the Company:

KKR Financial Holdings LLC 555 California Street, 50th Floor San Francisco, CA 94104 Attention: General Counsel Facsimile: (415) 391-3330

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017
	Attention:	David Sorkin
Sean Rodgers
Facsimile: (212) 455-2502

(ii)	If to the Purchaser:

Facsimile:

with a copy to (which shall not constitute notice):

Facsimile:

        Section 6.5    Further Assurances.    Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        Section 6.6    Amendments and Waivers.    (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the Company and the Purchaser; and

        (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        Section 6.7    Fees and Expenses.    Each party hereto shall pay all of its own fees and expenses (including attorneys' fees) incurred in connection with this Agreement and the transactions contemplated hereby.

        Section 6.8    Successors and Assigns.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        Section 6.9    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        Section 6.10    Jurisdiction.    The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

        Section 6.11    Waiver Of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 6.12    Entire Agreement.    This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement.

        Section 6.13    Effect of Headings and Table of Contents.    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        Section 6.14    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

        Section 6.15    Counterparts; Third Party Beneficiaries.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

KKR FINANCIAL HOLDINGS LLC
By:
Name:
Title:
PURCHASER
(please print legibly)
Tax Identification Number	By:
Name:
Title:

QuickLinks

Table of Contents